                                 EXHIBIT INDEX


4.51 Form of Guaranteed Minimum Withdrawal Benefit Rider Single Life (form 273959-sg)

4.52 Form of Guaranteed Minimum Withdrawal Benefit Rider Joint Life (form 273959-jt)

5.2      Form of Variable Annuity Application - New Solutions (form 240344)

9.       Opinion of Counsel and Consent